Exhibit 10.2

Consulting Agreement

This Consulting Agreement ("Agreement") is made effective the 12th day of January, 2005, between GarlandHarris  (“Consultant”) and Salon City, Inc., a Nevada corporation (“Client”).

In consideration of the mutual promises, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Consultant agree as follows:

1.	ENGAGEMENT OF CONSULTANT. The Client engages Consultant to provide the consulting services described below, during the term of this Agreement, until this Agreement is terminated as provided herein.

2.
SCOPE OF SERVICES TO BE PROVIDED BY CONSULTANT.  Consultant agrees to provide, and the Client agrees to pay for, the following consulting services (collectively referred to as the “Services”):  (a) assistance with public relations and introductions to third-party public relations service providers; (b) marketing for the Client’s tangible products; (c) providing a list of names identified as leads for potential accredited investors, to be contacted only by management; (d) training on networking, product presentation, and public speaking skills; (e) document design assistance for Client’s PPM document and related graphics; (f) best practices training in functioning as CEO of a public company; (g) training in investor relations functions and responsibilities; (h) advice on capital acquisition strategies; (i) business development; (j) developing a network marketing group in Pennsylvania for Client’s tangible products; (k) marketing advice and research in Pennsylvania; (l) soliciting new advertisers and new advertising representatives; (m) increasing brand awareness of the Client’s brand among business people; (n) research and background information on market development opportunities and leads.

provided, however, that the Services are expressly agreed to exclude all legal advice, accounting services, stock brokerage services or other services requiring licenses or certification.

All Services are to be provided on a “best efforts” basis through Consultant’s officers, or others employed or retained under the direction of Consultant (collectively “Consultant’s Personnel”).  The foregoing services are intended to be primarily in the areas of substantive work for the Client’s core business and management group, not the sale of any securities, as governed by Rule 3a4-1 under the Securities Exchange Act of 1934.

3.
TERM.  This Agreement shall have an initial term of ninety days (the “Primary Term”), starting with the date appearing at the top of this Agreement (the “Effective Date”), and it may be renewed by written notice of renewal signed by both parties to this Agreement. The agreement can be terminated by either party with 30 days prior written notice.

4.
PROHIBITION FROM PARTICIPATION  IN SALES OF SECURITIES.  Pursuant to Rule 3a4-1 promulgated under the Securities Exchange Ace of 1934, Consultant agrees not to perform, and Client expressly prohibits Consultant from performing, the following:  (a) making any sales of Client’s stock; (b) discussing price of Client’s stock; (c) delivering any offering materials for Client’s stock; (d) discussing the terms, rights, or characteristics of Client’s stock; (e) discussing investment in the Client’s business with anyone, except to direct people who express an interest in investing to talk with Client’s management for further details.

5.	COMPENSATION. In consideration of the Services contemplated by this Agreement, Client agrees to pay Consultant the following fees for the Services:

A.
Stock.  Client agrees that it will issue to Consultant One Hundred Thousand (100,000) shares of the Client’s common stock, free-trading and without restrictive legend, via a private transaction , exempt under sections 4(1) and 4(2) under the Securities Act of 1933.  Such stock shall be paid 90 days from the date of this agreement, and such stock be deemed fully paid and non-assessable as of that date.

B.
Additional Payments for Additional Services.  Other duties will be compensated on a case-by-case basis, but in no event shall any duties involve the sale of stock or other securities of the Client, and no commissions for sales of securities will be paid.

C.
Fees and Commissions for Advertising Accounts.  Client shall pay Consultant an initial retainer fee of $2,500 cash, due upon signing of this agreement, as an initial retainer fee to retain Consultant and compensate him  to forego other opportunities to devote time to Client, plus 20% of contracted advertising accounts obtained through the services of Consultant, plus an additional $2,500 cash due upon the completion of this agreement and payable only if Client, in its sole discretion, determines Consultant has used its best efforts on behalf of Client.

6.
TIME AND EFFORT OF CONSULTANT.  Consultant may allocate its time and that of Consultant’s Personnel as it deems necessary to provide the Services.  Neither Consultant nor Consultant’s Personnel shall be liable to Client or any of its shareholders for any act or omission connected with rendering the Services, including but not limited to losses due to any corporate act undertaken by Client as a result of advice provided by Consultant or Consultant’s Personnel.

7.
BEST EFFORTS - The Services are rendered to Client on a “best efforts” basis, meaning that Consultant can not, and does not, guarantee that its efforts will have any impact on Client's business or that any subsequent financial improvement will result from Consultant’s efforts.

8.	CLIENT'S REPRESENTATIONS - Client represents, warrants and covenants to Consultant that each of the following are true and complete as of the Effective Date:

a.
Entity Existence. Client is a corporation or other legal entity duly organized, validly existing, and in good standing under the laws of the state of its formation, with full authority to own, lease and operate property and carry on business as it is now being conducted. Client is duly qualified to do business in and is in good standing in every jurisdiction where such qualification is necessary.

b.
Client Authority for Agreement. Client has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.  Client has duly executed and delivered this Agreement; it constitutes the valid and legally binding obligation of Client enforceable according to its terms.

c.
Nature of Representations. No representation or warranty made by Client in this Agreement, nor any document or information furnished or to be furnished by Client to the Consultant in connection with this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make the statements contained therein not misleading, or omits to state any material fact relevant to the transactions contemplated by this Agreement.

d.
Independent Legal/Financial Advice. Consultant is not a law firm or an accounting firm. Consultant may employ lawyers and accountants to counsel Consultant on its Services.  Client has not nor will it rely on any legal or financial representation of Consultant. Client has and will continue to seek independent legal and financial advice regarding all material aspects of the transactions contemplated by this Agreement, including the review of all documents provided by Consultant to Client and all Opportunities Consultant introduces to Client. Client recognizes that the attorneys, accountants and other personnel employed by Consultant represent solely the interests of Consultant, and that no representation or warranty has been given to Client by Consultant as to any legal, tax, accounting, financial or other aspect of the transactions contemplated by this Agreement.

e.	No Blank-Check Status. The Client currently has a specific business plan. The company is not a “blank check” company within the meaning of Rule 419 promulgated under the Securities Act of 1933.

9.
CONSULTANT IS NOT A BROKER-DEALER - Consultant has fully disclosed to Client that it is not a broker-dealer and does not have or hold a license to act as such.  None of the activities of Consultant are intended to provide the services of a broker-dealer to the Client, and Client has been informed that a broker-dealer will need to be engaged to perform any such services.  Client has full and free discretion in the selection of a broker-dealer.

10.
NONEXCLUSIVE SERVICES - Client acknowledge that Consultant is currently providing services of the same or similar nature to other parties. Client agrees that Consultant is not barred from rendering services of the same or a similar nature to any other individual or entity.

11.	PLACE OF SERVICES. The Services provided by Consultant or Consultant’s Personnel hereunder will be performed at Consultant's offices except as otherwise mutually agreed.

14.
INDEPENDENT CONTRACTOR.  Consultant, with Consultant's Personnel, acts as an independent contractor in performing its duties under this Agreement.  Accordingly, Consultant will be responsible for paying all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, any other taxes regarding Consultant’s Personnel, and any business license fees.  This Agreement neither expressly nor impliedly creates a relationship of principal-agent, or employer-employee, between Client and Consultant’s Personnel.  Neither Consultant nor Consultant’s Personnel are authorized to enter into any agreement on behalf of Client.  Client expressly retains the right to make all final decisions, in its sole discretion, with respect to approving, or effecting a transaction with, any Opportunity located by Consultant.

15.
INDEMNIFICATION.  Subject to the provisions herein, the Client and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from the other party’s breach of any representation, warranty, covenant, condition, or agreement contained in this Agreement.

16.
REMEDIES.  Consultant and the Client acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law.  Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance.  Such remedy, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

23.	MISCELLANEOUS.

A.	Amendment. This Agreement may be amended or modified at any time or in any manner, but only by an instrument in writing executed by the parties hereto.

B.
Entire Agreement.  This Agreement contains the entire agreement between Consultant and Client relating to the subjects addressed in this Agreement.  This Agreement supersedes any and all prior agreements, arrangements, or understandings (written or oral) between the parties.  No understandings, statements, promises, or inducements contrary to the terms of this Agreement exist.  No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

C.
Waiver.  Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.  The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

D.	Headings and Captions. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

E.	Governing Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of California, regardless of its law on conflict of laws.

F.	Binding Effect. This Agreement is binding on the parties hereto and inures to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

G.
Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees, court costs, and other costs incurred in proceeding with the action from the other party. Should either party be represented by in-house counsel, all parties agree that such party may recover attorney's fees incurred by that in-house counsel in an amount equal to that attorney's normal fees for similar matters, or, should that attorney not normally charge a fee, by the prevailing rate charged by attorneys with similar background in that legal community.

H.
Severability.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or un-enforceability shall not affect any other provisions of this Agreement. Instead, this Agreement shall be construed as if it never contained any such invalid, illegal or unenforceable provisions.

I.
Mutual Cooperation.  The parties shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other documents and take such other actions as may be necessary or convenient to effect the transactions described herein.

J.
Counterparts.  A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Such executed copy may be delivered by facsimile or similar instantaneous electronic transmission.  Such execution and delivery shall be considered valid for all purposes.

K.
No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

L.	Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

           IN WITNESS WHEREOF, the parties have hereto affixed their signatures.

“Client”
Salon City, Inc.

By: /s/ Steve Casciola
Name: Steve Casciola
Title: President

“Consultant”
Garland Harris

By: /s/ Garland Harris
Name: Garland Harris
Title:  in his individual capacity